N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Don Nathan	Tyler Mason
	Vice President	Senior Vice President		Senior Vice President	Vice President
	952-936-7216	952-936-7214		952-936-1885	424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER RESULTS

•	Third Quarter Revenues Grew 27% Year-Over-Year to $41.5 Billion

•	UnitedHealthcare Grew to Serve 1.7 Million More People Domestically in the Past Year,
Including 290,000 People in the Third Quarter

•	Optum Revenues Grew to $19.3 Billion; Optum Operating Earnings Increased 32%

•	Third Quarter Net Earnings Were $1.65 Per Share; Cash Flows From Operations Were $2.8 Billion

NEW YORK, NY (October 15, 2015) - UnitedHealth Group (NYSE: UNH) today reported third quarter results, highlighted by continuing, strong diversified growth.

Consolidated year-to-date results reflected continued steady growth and balanced performance across the Company. Revenues for the nine months ended September 30, 2015 grew 17 percent year-over-year to $113.5 billion, net earnings to common shareholders grew 12 percent to $4.6 billion and cash flows from operations were $6.2 billion, exceeding net earnings by $1.6 billion. UnitedHealthcare and Optum each produced double digit percentage increases in revenues and earnings from operations over the nine-month period. The Company continues to project 2015 net earnings in a range of $6.25 to $6.35 per share, and cash flows from operations of $8.4 billion to $8.6 billion.

“Our 2015 results are reflecting balanced growth across a diversity of businesses and product categories. We believe this growth will continue because we are serving people more effectively, simplifying their health care experiences, and offering practical innovations that help deliver more value to the consumer and the health care system as a whole,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2015	2014	2015
Revenues	$41.5 billion	$32.8 billion	$36.3 billion
Earnings From Operations	$3.0 billion	$2.9 billion	$2.9 billion
Net Margin	3.8%	4.9%	4.4%

•
UnitedHealth Group’s third quarter 2015 revenues of $41.5 billion grew 27 percent or $8.7 billion year-over-year. Revenue growth was broad-based, with UnitedHealthcare’s revenues up 9 percent and Optum’s revenues growing by double digit percentages in total and in each reporting segment.

•
Third quarter earnings from operations were $3.0 billion and net earnings to common shareholders were $1.65 per share. The after-tax margin of 3.8 percent declined year-over-year due to business mix, as expected, from increased pharmacy care services revenues and greater levels of government-sponsored benefits business.

•	Third quarter 2015 cash flows from operations of $2.8 billion exceeded 170 percent of net earnings in the quarter.

•
The consolidated medical care ratio of 80.6 percent in the third quarter of 2015 increased 90 basis points year-over-year due to increased medical spending for Medicare Star quality performance, an increased mix of government-sponsored benefits business and lower levels of reserve development. The medical care ratio decreased 80 basis points sequentially from 81.4 percent in the second quarter of 2015 and medical cost trends remained consistent with expectations. Reserves developed favorably by a total of $150 million in the quarter, including $100 million for medical services provided in 2014, as compared to a total of $270 million in reserve development recognized in the third quarter of 2014.

•	The third quarter 2015 operating cost ratio of 15.2 percent improved 140 basis points year-over-year due to shifts in business mix and improvements in productivity.

•	The third quarter 2015 tax rate of 42.0 percent increased 20 basis points year-over-year due to higher levels of nondeductible ACA fees.

•	Third quarter 2015 days claims payable of 50 days increased 2 days sequentially and by 1 day year-over-year; days sales outstanding of 15 days were consistent with second quarter.

•
The Company’s balance sheet remained strong, with a debt to total capital ratio of 49 percent at September 30, 2015, compared to 35 percent at June 30, 2015, due to the issuance of debt to fund the Catamaran acquisition in July 2015. Third quarter 2015 return on equity was 19.3 percent.

•
UnitedHealth Group repurchased $177 million in stock in the third quarter, bringing year-to-date repurchases to more than 10 million shares for $1.1 billion. As previously disclosed, the Company has moderated its repurchase activity in connection with the Catamaran acquisition.

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UnitedHealthcare provides health care benefits, serving individuals and employers ranging from sole proprietorships to large, multi-site and national and international organizations; delivers health and well-being benefits to Medicare beneficiaries and retirees; manages health care benefit programs on behalf of state Medicaid and community programs; and serves the nation’s military service members, retirees and their families through the TRICARE program.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2015	2014	2015
Revenues	$32.8 billion	$30.0 billion	$33.1 billion
Earnings From Operations	$1.9 billion	$2.0 billion	$2.0 billion
Operating Margin	5.7%	6.8%	6.1%

UnitedHealthcare continues to grow steadily across its diverse health benefits markets. Year-to-date revenues and earnings from operations have both grown by 10 percent, and operating margins through nine months were stable year-over-year at 5.9 percent.

•
UnitedHealthcare’s third quarter 2015 revenues of $32.8 billion grew $2.8 billion or 9 percent year-over-year, with 12 percent growth in domestic revenues. The number of people served across the U.S. medical benefits markets grew by 1.7 million year-over-year, all organically, with balanced growth across commercial, Medicare and Medicaid offerings. In the third quarter of 2015, UnitedHealthcare grew to serve 290,000 additional people domestically.

•
Third quarter 2015 earnings from operations for UnitedHealthcare of $1.9 billion decreased from the third quarter of 2014, with an operating margin of 5.7 percent, reflecting lower levels of reserve development, as well as the performance of public exchange products and increased investments in and medical costs resulting from advancing Medicare Stars performance.

UnitedHealthcare Employer & Individual

•	UnitedHealthcare Employer & Individual grew to serve 775,000 more people year-over-year at September 30, 2015, including 130,000 more people served in the third quarter.

•
Third quarter revenues of $11.9 billion grew 12 percent year-over-year, reflecting growth in the number of people served and price increases, partially offset by a continuing market trend toward lower price point products, including public exchange offerings.

UnitedHealthcare Medicare & Retirement

•
UnitedHealthcare Medicare & Retirement continues to lead in serving the health and well-being needs of seniors, serving nearly one in five Medicare beneficiaries through its balanced portfolio of high-value health benefit offerings.

•	Third quarter 2015 UnitedHealthcare Medicare & Retirement revenues of $12.3 billion grew $790 million or 7 percent year-over-year.

•	In Medicare Advantage, UnitedHealthcare grew to serve 230,000 more seniors year-over-year, an increase of 8 percent, including growth of 20,000 seniors in the third quarter.

•	Medicare Supplement products grew 8 percent to serve 295,000 more seniors since September 30, 2014, including 45,000 people in the third quarter of 2015.

•	UnitedHealthcare’s stand-alone Medicare Part D prescription drug plan participation remained unchanged in the third quarter.

UnitedHealthcare Community & State

•
Third quarter 2015 UnitedHealthcare Community & State revenues of $7.4 billion grew $1.3 billion or 21 percent year-over-year, due to continued strong membership growth and an increasing mix of higher acuity members, such as those served through long-term care programs.

•	UnitedHealthcare grew its Medicaid programs to serve 385,000 more people year-over-year, an increase of 8 percent, including growth of 95,000 people in the third quarter.

UnitedHealthcare Global

•
UnitedHealthcare Global’s third quarter 2015 revenues of $1.3 billion decreased 29 percent or $534 million year-over-year. Using 2015 exchange rates for all periods, revenues grew 9 percent year-over-year in the third quarter and 11 percent year-to-date.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using advanced data analytics and technology, Optum’s people help improve overall health system performance: optimizing care quality, reducing costs and improving the consumer experience and care provider performance.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2015	2014	2015
Revenues	$19.3 billion	$12.0 billion	$13.6 billion
Earnings From Operations	$1.14 billion	$865 million	$864 million
Operating Margin	5.9%	7.2%	6.4%

Optum’s year-to-date revenues of $45.7 billion have grown 31 percent and earnings from operations of $2.7 billion were up more than $0.5 billion or 23 percent year-over-year. All segments have double-digit percentage growth in revenues and earnings year-to-date.

•
Optum’s revenues for the third quarter of 2015 grew 61 percent or $7.3 billion year-over-year to $19.3 billion as each reporting segment again grew revenues by a double-digit percentage. Optum’s third quarter earnings from operations of $1.14 billion grew 32 percent or $277 million year-over-year. The operating margin of 5.9 percent included strong double-digit margins in both OptumHealth and OptumInsight and a 3.4 percent margin in pharmacy care services, reflecting the acquisition of Catamaran and related integration and amortization expenses.

•
OptumHealth revenues of $3.5 billion grew 24 percent year-over-year due to growth in its health care delivery businesses, as well as business expansion in care centers and population health management services. In total, OptumHealth served 77 million people in the third quarter of 2015.

•
OptumInsight revenues grew to $1.6 billion in the third quarter of 2015, advancing 27 percent year-over-year, driven by expansion and growth in care provider revenue management services, payment integrity and government exchange services. OptumInsight’s quarter end revenue backlog exceeded $10 billion, driven by 34 percent year-over-year growth in external backlog.

•
OptumRx revenues grew 80 percent year-over-year to $14.4 billion, as third quarter script volumes increased 59 percent to 226 million adjusted scripts, driven by the acquisition of Catamaran and strong organic growth.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping to make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Daylight Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 29, 2015. The conference call replay can also be accessed by dialing 1-800-839-5496. This earnings release and the Form 8-K dated October 15, 2015 may also be accessed from the Investors page of the Company’s website.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; assessments for insolvent payers under state guaranty fund laws; our ability to achieve improvement in CMS Star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and TRICARE programs, including sequestration and the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS Star ratings program or the application of risk adjustment data validation audits; our participation in federal and state health insurance exchanges which entail uncertainties associated with mix and volume of business; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including our acquisition of Catamaran; fluctuations in foreign currency exchange rates on our reported shareholders equity and results of operations; downgrades in our credit ratings; adverse economic conditions, including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Nine Months Ended September 30, 2015

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information

•	UnitedHealthcare Customer Profile

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Premiums	$31,801	$28,972	$95,436	$85,927
Products	6,482	1,080	8,935	3,115
Services	3,036	2,535	8,607	7,386
Investment and other income	170	172	530	613
Total revenues	41,489	32,759	113,508	97,041
Operating costs
Medical costs	25,618	23,092	77,333	69,823
Operating costs	6,301	5,436	18,102	15,836
Cost of products sold	6,100	955	8,311	2,776
Depreciation and amortization	452	373	1,209	1,097
Total operating costs	38,471	29,856	104,955	89,532
Earnings from operations	3,018	2,903	8,553	7,509
Interest expense	(229)	(152)	(530)	(467)
Earnings before income taxes	2,789	2,751	8,023	7,042
Provision for income taxes	(1,171)	(1,149)	(3,407)	(2,933)
Net earnings	1,618	1,602	4,616	4,109
Earnings attributable to noncontrolling interests	(21)	—	(21)	—
Net earnings attributable to UnitedHealth Group common shareholders	$1,597	$1,602	$4,595	$4,109
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$1.65	$1.63	$4.75	$4.15
Diluted weighted-average common shares outstanding	967	982	967	990

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash and short-term investments	$9,925	$9,236
Accounts receivable, net	6,752	4,252
Other current assets	13,258	10,068
Total current assets	29,935	23,556
Long-term investments	18,535	18,827
Other long-term assets	59,802	43,999
Total assets	$108,272	$86,382
Liabilities and Equity
Medical costs payable	$13,906	$12,040
Commercial paper and current maturities of long-term debt	5,767	1,399
Other current liabilities	20,280	17,184
Total current liabilities	39,953	30,623
Long-term debt, less current maturities	26,015	16,007
Other long-term liabilities	7,611	5,910
Redeemable noncontrolling interests	1,571	1,388
Equity	33,122	32,454
Total liabilities and equity	$108,272	$86,382

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net earnings	$4,616	$4,109
Noncash items:
Depreciation and amortization	1,209	1,097
Deferred income taxes and other	(257)	(360)
Share-based compensation	306	269
Net changes in operating assets and liabilities	355	507
Cash flows from operating activities	6,229	5,622
Investing Activities
Purchases of investments, net of sales and maturities	(114)	253
Purchases of property, equipment and capitalized software, net	(1,072)	(1,121)
Cash paid for acquisitions, net	(16,183)	(851)
Other, net	(51)	(139)
Cash flows used for investing activities	(17,420)	(1,858)
Financing Activities
Common stock repurchases	(1,130)	(3,024)
Dividends paid	(1,310)	(1,004)
Net change in commercial paper and long-term debt	14,231	543
Other, net	39	(325)
Cash flows from (used for) financing activities	11,830	(3,810)
Effect of exchange rate changes on cash and cash equivalents	(151)	3
Increase (decrease) in cash and cash equivalents	488	(43)
Cash and cash equivalents, beginning of period	7,495	7,276
Cash and cash equivalents, end of period	$7,983	$7,233

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
UnitedHealthcare	$32,817	$30,039	$98,513	$89,364
Optum	19,302	11,986	45,705	34,870
Eliminations	(10,630)	(9,266)	(30,710)	(27,193)
Total consolidated revenues	$41,489	$32,759	$113,508	$97,041
Earnings from Operations
UnitedHealthcare	$1,876	$2,038	$5,805	$5,266
Optum (a)	1,142	865	2,748	2,243
Total consolidated earnings from operations	$3,018	$2,903	$8,553	$7,509
Operating Margin
UnitedHealthcare	5.7%	6.8%	5.9%	5.9%
Optum	5.9%	7.2%	6.0%	6.4%
Consolidated operating margin	7.3%	8.9%	7.5%	7.7%

Revenues
UnitedHealthcare Employer & Individual	$11,871	$10,610	$35,139	$32,296
UnitedHealthcare Medicare & Retirement	12,267	11,477	37,607	34,764
UnitedHealthcare Community & State	7,392	6,131	21,502	17,069
UnitedHealthcare Global	1,287	1,821	4,265	5,235

OptumHealth	3,532	2,849	10,259	8,015
OptumInsight	1,585	1,250	4,384	3,740
OptumRx	14,407	8,011	31,615	23,469
Optum eliminations	(222)	(124)	(553)	(354)

(a)
Earnings from operations for Optum for the three and nine months ended September 30, 2015 included $363 and $850 for OptumHealth; $289 and $782 for OptumInsight; and $490 and $1,116 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2014 included $314 and $749 for OptumHealth; $225 and $635 for OptumInsight; and $326 and $859 for OptumRx, respectively.

UNITEDHEALTH GROUP
UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
Commercial risk-based	8,180	8,105	7,505	7,545
Commercial fee-based, including TRICARE	21,350	21,295	21,245	21,210
Total Commercial	29,530	29,400	28,750	28,755
Medicare Advantage	3,225	3,205	3,005	2,995
Medicaid	5,305	5,210	5,055	4,920
Medicare Supplement (Standardized)	4,010	3,965	3,750	3,715
Total Public and Senior	12,540	12,380	11,810	11,630
Total UnitedHealthcare - Domestic Medical	42,070	41,780	40,560	40,385
International	4,010	4,080	4,425	4,550
Total UnitedHealthcare - Medical	46,080	45,860	44,985	44,935

Supplemental Data
Medicare Part D stand-alone	5,075	5,075	5,165	5,155

Note:
UnitedHealth Group served 126.7 million individuals across all businesses at September 30, 2015, 101.9 million at June 30, 2015, 88.5 million at December 31, 2014, and 88.5 million at September 30, 2014.